                                    EXHIBIT B

                             JOINT FILING AGREEMENT


          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1997


                                   The TCW Group, Inc.


                                   By:  /s/ Mohan V. Phansalkar
                                        -----------------------
                                        Mohan V. Phansalkar
                                        Authorized Signatory



                                   Robert Day


                                   By:  /s/ Mohan V. Phansalkar
                                        -----------------------
                                        Mohan V. Phansalkar
                                        Under Power of Attorney dated January
                                        30, 1996, on File with Schedule 13G
                                        Amendment Number 1 for Matrix Service
                                        Co. dated January 30, 1996.




                                       B-1